Exhibit 10.22

AMENDMENT NO. 2

TO

EXECUTIVE EMPLOYMENT AGREEMENT

CAROL A. BURKE

EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL

BOARD OF TRADE OF THE CITY OF CHICAGO, INC.

THIS AMENDMENT NO. 2 TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”), dated as of September 23, 2005, is between the Board of Trade of the City of Chicago, Inc., a Delaware corporation and successor by merger to Board of Trade of the City of Chicago, an Illinois corporation (the “Company”), and Carol A. Burke (“Executive”). Any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Agreement (as defined below).

WHEREAS, the Executive is currently serving as Executive Vice President and General Counsel of the Company;

WHEREAS, the Executive and the Company are parties to that certain Executive Employment Agreement, dated as of May 18, 1999, as amended by Amendment No. 1 to Executive Employment Agreement dated as of February 28, 2001 (the “Agreement”), which sets forth the terms and conditions of the Company’s employment of the Executive as the Company’s Executive Vice President and General Counsel; and

WHEREAS, the parties hereto desire to make certain changes to the terms and provisions of the Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the agreements contained herein, the parties hereto hereby agree as follows:

1. Amendment. Section 4.01 of the Agreement is hereby amended by deleting in its entirety the first clause of Section 4.01 ending with a colon and replacing it with the following:

“During the Employment Period, and for a period of one year thereafter, the Executive:”

2. Miscellaneous.

(a) Governing Law. This Amendment shall in all respects be governed by and construed in accordance with the Laws of the State of Illinois, without regard to its conflicts of law doctrine.

(b) Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same instrument.

(c) Assignment. This Amendment shall be binding upon and inure to the benefit of the successors and assigns of each party hereto, but no rights, obligations or liabilities hereunder shall be assignable by any party without the prior written consent of the other parties.

(d) Headings. The headings in this Amendment are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Amendment.

(e) Effect of Amendment. Except as provided in this Amendment, all provisions of the Agreement are affirmed in all respects and remain in full force and effect.

* * * * *

IN WITNESS WHEREOF, the parties hereto have signed this Amendment as of the day and year first above written.

BOARD OF TRADE OF THE CITY OF CHICAGO, INC.

By:	/s/ Bernard Dan
Name: Bernard Dan Title: Chief Executive Officer and President

/s/ Carol A. Burke
Carol A. Burke

WITNESS:

By:	/s/ Paul J. Draths
Name: Paul J. Draths
Title: Secretary

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